                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Administaff, Inc. 2001 Incentive Plan (333-66344), Administaff, Inc. Nonqualified Stock Option Plan (333-85151; 333-66342), Administaff, Inc. 1997 Employee Stock Purchase Plan (333-36363) and the Administaff, Inc. 1997 Incentive Plan (333-34041; 333-85151) of our report dated February 8, 2002, with respect to the consolidated financial statements of Administaff, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                               ERNST & YOUNG LLP


Houston, Texas
March 8, 2002